UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2009 (October 28, 2009)
HCA INC.

(Exact name of registrant as specified in charter)

Delaware	001-11239	75-2497104

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Park Plaza, Nashville, Tennessee	37203

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 344-9551
Not applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Richard M. Bracken as Executive Chairman of the Company’s Board of Directors
          On October 28, 2009, the Board of Directors of HCA Inc. (the “Company”) appointed Richard M. Bracken, the Company’s President and Chief Executive Officer, to serve as Chairman of the Company’s Board of Directors effective upon the previously announced retirement of Jack O. Bovender, Jr. as Chairman, effective December 15, 2009. Mr. Bracken has served as a member of the Company’s Board of Directors since 2002.
          A copy of the press release issued by the Company relating to Mr. Bracken’s appointment as the next Chairman of the Company’s Board of Directors is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Appointment of R. Milton Johnson to the Company’s Board of Directors
          On October 28, 2009, the Company’s Board of Directors appointed R. Milton Johnson, the Company’s Executive Vice President and Chief Financial Officer, to serve as a member of the Company’s Board of Directors, effective December 15, 2009.
          Mr. Johnson was appointed as a director to fill the vacancy to be created by the previously announced retirement of Mr. Bovender as Chairman which will be effective December 15, 2009.
          A copy of the press release issued by the Company relating to Mr. Johnson’s appointment to the Company’s Board of Directors is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit 99.1	Press Release, dated November 2, 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA INC.

By:	/s/ John M. Franck II
Name:	John M. Franck II
Title:	Vice President and Corporate Secretary
Date: November 2, 2009

EXHIBIT INDEX

Exhibit 99.1	Press Release, dated November 2, 2009.